Exhibit 23.5

CONSENT OF RYDER SCOTT COMPANY, L.P.

As independent oil and gas consultants, Ryder Scott Company, L.P. hereby consents to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-84258, 33-89282, 33-88196, 333-07255, 333-27525, 333-30324, 333-30478, 333-52668, 333-67734, 333-67740, 333-109162, 333-118312, 333-126191, 333-135949, 333-143990, 333-151762, 333-157504, 333-160350 and 333-171468) and Form S-3 (File Nos. 333-155754 and 333-168509) of Chesapeake Energy Corporation of all references to our firm and information from our reserves report dated February 2, 2011, entitled “Chesapeake Energy Corporation Estimated Future Reserves and Income Attributable to Certain Leasehold and Royalty Interests SEC Parameters as of December 31, 2010”, included in or made a part of the Chesapeake Energy Corporation Annual Report on Form 10-K for the year ended December 31, 2010 to be filed with the Securities and Exchange Commission on or about March 1, 2011, and our summary report attached as Exhibit 99.4 to such Annual Report on Form 10-K.

/s/ Ryder Scott Company, L.P.
RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas

February 28, 2011